                                                                    EXHIBIT 32.1

     CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CNB Holdings, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, H. N. Padget, Jr., Chief Executive and Financial Officer of the Company, to the best of my knowledge and belief, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                    /s/ H. N. Padget, Jr.
March 26, 2004                      -------------------------------------------
                                    H. N. Padget, Jr., President and C.E.O.
                                    (Principal Executive and Financial Officer)